EXHIBIT 99.1

Corporate Relations | 77 Beale Street | San Francisco, CA 94105 | 1 (415) 973-5930 | www.pgecorp.com
November 4, 2016

PG&E Corporation Reports Third-Quarter 2016 Financial Results

▪	Net income was $0.77 per share on a GAAP basis, up from $0.63 per share in Q3 last year
▪	Non-GAAP earnings from operations were $0.94 per share, up from $0.84 per share in Q3 last year
▪
PG&E is adjusting previously issued guidance range for projected 2016 GAAP earnings to $2.79 to $3.05 per share and maintaining previously issued guidance of $3.65 to $3.85 per share for projected non-GAAP earnings from operations

▪	Guidance for 2017 is being initiated at $3.51 to $3.80 per share for projected GAAP earnings and $3.55 to $3.75 per share for projected non-GAAP earnings from operations

San Francisco, Calif. — PG&E Corporation's (NYSE: PCG) third-quarter 2016 net income after dividends on preferred stock (also called "income available for common shareholders") was $388 million, or $0.77 per share, as reported in accordance with generally accepted accounting principles (GAAP). GAAP earnings for the same period in 2015 were $307 million, or $0.63 per share.

GAAP results include items that management does not consider part of normal, ongoing operations (items impacting comparability), totaling $137 million pre-tax, or $0.17 per share, in the third quarter of 2016. This includes $59 million pre-tax for safety-related expenditures disallowed as part of the San Bruno penalty, $31 million pre-tax for work to clear pipeline rights-of-way, $23 million pre-tax for legal and regulatory costs related to natural gas matters and regulatory communications, $16 million pre-tax for expenses related to the Butte fire, $4 million pre-tax for fines associated with the federal criminal trial and the California Public Utilities Commission's (CPUC) gas distribution record-keeping investigation, and $4 million pre-tax for disallowances imposed by the CPUC in connection with prohibited ex-parte communications.

"Results for the third quarter reflect PG&E's solid operating performance and strong capital investment program. Looking ahead, we continue to see significant growth and investment opportunities in support of our commitment to deliver safe, reliable, affordable and clean energy for customers," said PG&E Corporation Chairman and CEO Tony Earley.

Among the company's operational highlights from the third quarter, PG&E:

▪	Became the nation's first energy provider to earn the American Chemistry Council's RC14001® management system standard for process safety.
▪	Replaced more than 100 poles and over 10 miles of conductor to restore power to customers impacted by the Clayton wildfire, which destroyed hundreds of structures in Lake County.
▪	Completed PG&E's largest liquefied natural gas/compressed natural gas project to date in support of pipeline safety upgrades and strength testing in California's North Valley.
▪	Announced the launch of new technology demonstration projects with General Electric, Solar City and others to advance integration of distributed energy resources, such as solar and battery storage.
▪	Inspected its one millionth gas line using the highly advanced Picarro methane detection technology.

Earnings from Operations

On a non-GAAP basis, excluding items impacting comparability, PG&E Corporation's earnings from operations for the third quarter of 2016 were $471 million, or $0.94 per share, compared with $412 million, or $0.84 per share, during the same period in 2015. The difference in quarter-over-quarter earnings from operations reflected additional authorized revenue collected through rates as a result of the final phase one decision in Pacific Gas and Electric Company's 2015 Gas Transmission and Storage (GT&S) rate case and higher rate base earnings. These increases were partially offset by certain timing-related tax expenses.

Earnings Guidance

PG&E Corporation is adjusting its previously issued guidance for projected 2016 GAAP earnings to the range of $2.79 to $3.05 per share and is maintaining previously issued guidance for projected non-GAAP earnings from operations in the range of $3.65 to $3.85 per share.

PG&E Corporation is providing 2017 guidance for projected GAAP earnings in the range of $3.51 to $3.80 per share, which includes forecasts for the revenue true-up authorized in the 2015 GT&S rate case, pipeline-related costs, legal and regulatory expenses, penalties imposed by the CPUC, as well as other items. On a non-GAAP basis, the guidance range for projected 2017 earnings from operations is $3.55 to $3.75 per share.

Guidance is based on various assumptions and forecasts, including those relating to authorized revenues, future expenses, capital expenditures, rate base, equity issuances, and certain other factors. PG&E Corporation discloses historical financial results and provides guidance based on "earnings from operations" in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability. See the accompanying tables for a reconciliation of earnings from operations to consolidated income available for common shareholders for the third quarter of 2016 and for 2016 and 2017 earnings guidance.

Supplemental Financial Information
In addition to the financial information accompanying this release, presentation slides for today's conference call with the financial community have been furnished to the Securities and Exchange Commission and are available on PG&E Corporation's website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Conference Call with the Financial Community to Discuss Financial Results

Today's call at 11:00 a.m., Eastern Time, is open to the public on a listen-only basis via webcast. Please visit http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx for more information and instructions for accessing the webcast. The webcast call and the related materials will be available for replay through the website for at least one year. Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through November 18, 2016, by dialing (866) 415-9493. International callers may dial (205) 289-3247. For both domestic and international callers, the confirmation code 1659# will be required to access the replay.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a Fortune 200 energy-based holding company, headquartered in San Francisco. It is the parent company of Pacific Gas and Electric Company, an energy company that serves 16 million Californians across a 70,000 square-mile service area in Northern and Central California. For more information, visit http://www.pgecorp.com.

Forward-Looking Statements

Management's statements providing guidance for PG&E Corporation's 2016 and 2017 financial results and the assumptions and forecasts underlying such guidance constitute forward-looking statements that reflect management's judgments and opinions.  These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside management's control.  Actual results may differ materially.  Factors that could cause actual results to differ materially include, but are not limited to:

•	the timing and outcomes of the final phase two CPUC decision in the 2015 GT&S rate case, the 2017 GRC, the TO rate cases, and other ratemaking and regulatory proceedings;
•
the timing and outcomes of the debarment proceeding and potential remedial and other measures that may be imposed on the Utility as a result of the debarment proceeding and the jury's verdict in the federal criminal trial of the Utility (including a potential appointment of one or more independent third-party monitor(s)), the Utility's motion for judgment of acquittal, the SED's unresolved enforcement matters relating to the Utility's compliance with natural gas-related laws and regulations, and other investigations that have been or may be commenced relating to the Utility's compliance with natural gas-related laws and regulations;

•
the timing and outcomes of (i) the CPUC's investigation of communications between the Utility and the CPUC that may have violated the CPUC's rules regarding ex parte communications or are otherwise alleged to be improper, and (ii) the U.S. Attorney's Office in San Francisco and the California Attorney General's office investigations in connection with communications between the Utility's personnel and CPUC officials, and whether such matters negatively affect the final decisions to be issued in phase two of the 2015 GT&S rate case and other ratemaking proceedings;

•
the timing and outcomes of the Butte fire litigation, whether the Utility's insurance is sufficient to cover the Utility's liability resulting therefrom and otherwise available, and whether additional investigations and proceedings in connection with Butte fire will be opened;

•	the Utility's ability to control its costs within the authorized levels of spending and the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs;
•	changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons;
•	the outcomes of the SED's investigations of potential violations identified though audits, investigations, or self-reports;
•
the impact that reductions in customer demand for electricity and natural gas have on the Utility's ability to make and recover its investments through rates and earn its authorized return on equity, and whether the Utility is successful in addressing the impact of growing distributed and renewable generation resources and changing customer demand for natural gas and electric services;

•
the amount and timing of charges reflecting probable liabilities for third-party claims, the extent to which costs incurred in connection with third-party claims or litigation can be recovered through insurance, rates, or from other third parties, and whether the Utility can continue to obtain insurance and whether insurance coverage is adequate for future losses or claims, especially following a major event that causes widespread third-party losses;

•
the ability of PG&E Corporation and the Utility to access capital markets and other sources of debt and equity financing in a timely manner on acceptable terms, and the amount and timing of additional common stock and debt issuances by PG&E Corporation;

•	changes in estimated environmental remediation costs, including costs associated with the Utility's natural gas compressor sites;
•	the outcome of federal or state tax audits and the impact of any changes in federal or state tax laws, policies, regulations, or their interpretation;
•	the impact of changes in GAAP, standards, rules, or policies, including those related to regulatory accounting, and the impact of changes in their interpretation or application; and
•
the other factors disclosed in PG&E Corporation and the Utility's joint Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2016.

###

PG&E Corporation
Consolidated Statements of Income
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share amounts)	2016	2015	2016	2015
Operating Revenues
Electric	$3,994	$3,868	$10,590	$10,344
Natural gas	816	682	2,363	2,322
Total operating revenues	4,810	4,550	12,953	12,666
Operating Expenses
Cost of electricity	1,613	1,681	3,719	3,958
Cost of natural gas	80	50	377	442
Operating and maintenance	1,783	1,621	5,631	5,028
Depreciation, amortization, and decommissioning	694	653	2,090	1,935
Total operating expenses	4,170	4,005	11,817	11,363
Operating Income	640	545	1,136	1,303
Interest income	8	2	17	6
Interest expense	(211)	(194)	(621)	(575)
Other income, net	24	24	74	100
Income Before Income Taxes	461	377	606	834
Income tax provision (benefit)	70	67	(105)	84
Net Income	391	310	711	750
Preferred stock dividend requirement of subsidiary	3	3	10	10
Income Available for Common Shareholders	$388	$307	$701	$740
Weighted Average Common Shares Outstanding, Basic	501	486	497	481
Weighted Average Common Shares Outstanding, Diluted	503	489	500	484
Net Earnings Per Common Share, Basic	$0.77	$0.63	$1.41	$1.54
Net Earnings Per Common Share, Diluted	$0.77	$0.63	$1.40	$1.53
Dividends Declared Per Common Share	$0.49	$0.46	$1.44	$1.37

Reconciliation of PG&E Corporation's Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP")
Third Quarter and Year to Date ("YTD"), 2016 vs. 2015
(in millions, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)
	2016	2015	2016	2015	2016	2015	2016	2015
PG&E Corporation's
Earnings from Operations (1)	$471	$412	$0.94	$0.84	$1,209	$1,272	$2.42	$2.63
Items Impacting
Comparability: (2)
Pipeline related expenses (3)	(18)	(19)	(0.04)	(0.04)	(47)	(38)	(0.10)	(0.08)
Legal and regulatory
related expenses (4)	(14)	(8)	(0.03)	(0.02)	(32)	(26)	(0.06)	(0.05)
Fines and penalties (5)	(42)	(84)	(0.08)	(0.16)	(206)	(497)	(0.41)	(1.03)
Butte fire related costs,
net of insurance (6)	(9)	-	(0.02)	-	(110)	-	(0.22)	-
GT&S capital disallowance (7)	-	-	-	-	(113)	-	(0.23)	-
GT&S revenue timing impact (8)	-	-	-	-	-	-	-	-
Insurance recoveries (9)	-	6	-	0.01	-	29	-	0.06
PG&E Corporation's
Earnings on a GAAP basis	$388	$307	$0.77	$0.63	$701	$740	$1.40	$1.53

All amounts presented in the table above are tax adjusted at PG&E Corporation's tax rate of 40.75 percent except for fines, which are not tax deductible. See Footnote 5 below.

(1)	"Earnings from operations" is a non-GAAP financial measure. See exhibit titled Use of Non-GAAP Financial Measures.

(2)
"Items impacting comparability" represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See exhibit titled Use of Non-GAAP Financial Measures.

(3)
The Utility incurred costs of $31 million (before the tax impact of $13 million) and $80 million (before the tax impact of $33 million), during the three and nine months ended September 30, 2016, respectively, for pipeline related expenses incurred in connection with the multi-year effort to identify and remove encroachments from transmission pipeline rights of way.

(4)
The Utility incurred costs of $23 million (before the tax impact of $9 million) and $54 million (before the tax impact of $22 million), during the three and nine months ended September 30, 2016, respectively, for legal and regulatory related expenses incurred in connection with various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications.

(5)
The Utility incurred costs of $67 million (before the tax impact of $25 million) and $327 million (before the tax impact of $121 million), during the three and nine months ended September 30, 2016, respectively, associated with fines and penalties. This includes costs of $59 million (before the tax impact of $23 million) and $294 million (before the tax impact of $119 million), during the three and nine months ended September 30, 2016, respectively, associated with estimated safety-related cost disallowances imposed by the CPUC in its April 9, 2015 decision ("San Bruno Penalty Decision") in the gas transmission pipeline investigations. Specific projects to be disallowed will be determined in the CPUC's phase two decision of the 2015 Gas Transmission and Storage ("GT&S") rate case. The Utility also recorded $4 million (before the tax impact of $2 million), during the three and nine months ended September 30, 2016, for probable disallowances that will be imposed by the CPUC in its phase two decision of the 2015 GT&S rate case for prohibited ex parte communications. In addition, the Utility accrued fines of $1 million and $26 million, during the three and nine months ended September 30, 2016, respectively, in connection with the modified presiding officer's decision approved by the CPUC on August 16, 2016 in its investigation regarding natural gas distribution record-keeping practices and $3 million, during the three and nine months ended September 30, 2016, in connection with the maximum statutory fine that may be imposed as a result of the jury verdict returned on August 9, 2016 in the federal criminal trial against the Utility. These fines are not tax deductible.

	Three Months Ended	Nine Months Ended
(in millions, pre-tax)	September 30, 2016	September 30, 2016
Charge for disallowed capital	$(51)	$(286)
Charge for disallowed expense	(8)	(8)
GT&S ex parte disallowance	(4)	(4)
Gas distribution record-keeping fine	(1)	(26)
Federal criminal trial fine	(3)	(3)
Fines and penalties	$(67)	$(327)

Future fines or penalties may be imposed in connection with other enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications.

(6)
The Utility incurred costs of $16 million (before the tax impact of $7 million) and $186 million (before the tax impact of $76 million), during the three and nine months ended September 30, 2016, respectively, associated with the Butte fire, net of insurance. This includes accrued charges of $350 million (before the tax impact of $143 million), during the nine months ended September 30, 2016, related to estimated third-party claims in connection with the Butte fire, partially offset by $260 million (before the tax impact of $106 million) recorded during the nine months ended September 30, 2016, as probable of insurance recovery. No additional charges or insurance recoveries related to estimated third-party claims were recognized in the three months ended September 30, 2016. The Utility also incurred charges of $16 million (before the tax impact of $7 million) and $96 million (before the tax impact of $39 million), during the three and nine months ended September 30, 2016, respectively, for Utility clean-up, repair, and legal costs associated with the Butte fire.

	Three Months Ended	Nine Months Ended
(in millions, pre-tax)	September 30, 2016	September 30, 2016
Third-party claims and Utility clean-up, repair,
and legal costs	$(16)	$(446)
Insurance	-	260
Butte fire related costs, net of insurance	$(16)	$(186)

(7)
The Utility incurred charges of $190 million (before the tax impact of $77 million), during the nine months ended September 30, 2016, for capital expenditures that the Utility believes are probable of disallowance based on the CPUC phase one decision dated June 23, 2016 in the 2015 GT&S rate case, including $134 million (before the tax impact of $54 million) for a portion of the 2011 through 2014 capital expenditures in excess of adopted amounts and $56 million (before the tax impact of $23 million) for the Utility's estimate of 2015 through 2018 capital expenditures that are probable of exceeding authorized amounts. No additional charges were recognized in the three months ended September 30, 2016.

(8)
"GT&S revenue timing impact" refers to the revenues that are expected to be recorded in excess of the 2016 authorized revenue requirements after the CPUC issues a final phase two decision in the 2015 GT&S rate case to address the allocation of the $850 million disallowance for safety-related work adopted in the San Bruno Penalty Decision. Due to the uncertainty regarding the revenue requirement the CPUC will ultimately adopt, the Utility will not be able to record a true-up of revenues under-collected since January 1, 2015 until after a final phase two decision is issued.

(9)
Represents insurance recoveries of $10 million (before the tax impact of $4 million) and $49 million (before the tax impact of $20 million) for third-party claims and associated legal costs that the Utility received in connection with the San Bruno accident during the three and nine months ended September 30, 2015, respectively. No further insurance recoveries related to the San Bruno accident are expected.

Key Drivers of PG&E Corporation's Earnings per Common Share ("EPS") from Operations
Third Quarter and YTD, 2016 vs. 2015
($/Share, Diluted)

Third Quarter 2015 EPS from Operations (1)	$0.84

Timing of 2015 GT&S revenue (2)	0.11
Growth in rate base earnings	0.05
Regulatory and legal matters	0.05

Timing of taxes	(0.04)
Increase in shares outstanding	(0.03)
Miscellaneous	(0.04)
Third Quarter 2016 EPS from Operations (1)	$0.94

2015 YTD EPS from Operations (1)	$2.63

Growth in rate base earnings	0.15
Timing of 2015 GT&S revenue (2)	0.11

Timing of taxes	(0.20)
Increase in shares outstanding	(0.08)
Nuclear refueling outage	(0.06)
Gain on disposition of SolarCity stock (3)	(0.03)
Miscellaneous	(0.10)
2016 YTD EPS from Operations (1)	$2.42

(1)	See exhibit for a reconciliation of EPS from Operations to EPS on a GAAP basis. All amounts presented in the table above are tax adjusted at PG&E Corporation's tax rate of 40.75 percent.
(2)
Represents the incremental authorized revenue collected through rates beginning August 1, 2016 in accordance with the final phase one decision in the Utility's 2015 GT&S rate case during the three and nine months ended September 30, 2016.

(3)                   Represents the gain recognized during the three months ended March 31, 2015. No comparable gain was recognized for the same period in 2016.

PG&E Corporation's 2016 Earnings per Share ("EPS") Guidance

2016 EPS Guidance	Low		High
Estimated EPS on an Earnings from Operations Basis (1)		$3.65		$3.85
Estimated Items Impacting Comparability: (2)
Pipeline related expenses (3)		(0.18)		(0.12)
Legal and regulatory related expenses (4)	~	(0.09)	~	(0.09)
Fines and penalties (5)	~	(0.56)	~	(0.56)
Butte fire related costs, net of insurance (6)	~	(0.22)	~	(0.22)
GT&S capital disallowance (7)		(0.23)		(0.23)
GT&S revenue timing impact (8)	~	0.42	~	0.42
Estimated EPS on a GAAP Basis		$2.79		$3.05

All amounts presented in the table above are tax adjusted at PG&E Corporation's tax rate of 40.75 percent except for fines, which are not tax deductible.  See Footnote 5 below.

(1)	"Earnings from operations" is a non-GAAP financial measure. See exhibit titled Use of Non-GAAP Financial Measures.

(2)
"Items impacting comparability" represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See exhibit titled Use of Non-GAAP Financial Measures.

(3)
"Pipeline related expenses" includes costs incurred to identify and remove encroachments from transmission pipeline rights-of-way. The pre-tax range of estimated costs is shown below. The offsetting tax impacts for the low and high EPS guidance range are $61 million and $41 million, respectively.

	2016
	Low EPS	High EPS
(in millions, pre-tax)	guidance	guidance
Pipeline related expenses	$(150)	$(100)

(4)
"Legal and regulatory related expenses" includes costs incurred in connection with various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications. The pre-tax range of estimated costs is shown below. The offsetting tax impact for the low and high EPS guidance range is $31 million.

	2016
	Low EPS	High EPS
(in millions, pre-tax)	guidance	guidance
Legal and regulatory related expenses	~ $(75)	~ $(75)

(5)
"Fines and penalties" includes actual and estimated future fines and penalties resulting from various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory   communications. Guidance of $449 million is consistent with the estimated 2016 components of the $1.6 billion San Bruno Penalty Decision in the gas transmission pipeline investigations. Guidance reflects amounts recorded during the nine months ended September 30, 2016 related to probable disallowances that will be imposed by the CPUC in its phase two decision of the 2015 GT&S rate case for prohibited ex parte communications. Guidance is also consistent with the non-tax-deductible $26 million fine accrued in connection with the CPUC decision in its investigation regarding natural gas distribution record-keeping practices and the non-tax-deductible $3 million fine accrued in connection with the maximum statutory fine that may be imposed as a result of the jury verdict returned on August 9, 2016 in the federal criminal trial against the Utility. Guidance does not include amounts for other potential future fines or penalties. The pre-tax range of estimated costs is shown below. The offsetting tax impact for the low and high EPS guidance range is $171 million.

	2016
	Low EPS		High EPS
(in millions, pre-tax)	guidance		guidance
Charge for disallowed capital		$(286)		$(286)
Charge for disallowed expense	~	(130)	~	(130)
GT&S ex parte disallowance		(4)		(4)
Gas distribution record-keeping fine		(26)		(26)
Federal criminal trial fine		(3)		(3)
Fines and penalties	~$	(449)	~$	(449)

(6)
"Butte fire related costs, net of insurance" includes charges of $446 million (before the tax impact of $182 million) recorded for the nine months ended September 30, 2016 related to estimated third-party claims and Utility clean-up, repair, and legal costs associated with the Butte fire. Guidance is consistent with $350 million corresponding to the low end of the estimated range of costs related to third-party claims. The Utility currently is unable to estimate the high end of the range. This amount is partially offset by $260 million (before the tax impact of $106 million) accrued as probable of insurance recovery for the nine months ended September 30, 2016. The pre-tax range of estimated costs is shown below. The offsetting tax impact for the low and high EPS guidance range is $76 million.

	2016
	Low EPS		High EPS
(in millions, pre-tax)	guidance		guidance
Third-party claims and Utility clean-up, repair, and legal costs		$(446)		$(446)
Insurance	~	260	~	260
Butte fire related costs, net of insurance	~	$(186)	~	$(186)

(7)
"GT&S capital disallowance" includes capital expenditures that the Utility believes are probable of disallowance based on the CPUC phase one decision dated June 23, 2016 in the 2015 GT&S rate case, including $134 million (before the tax impact of $54 million) for a portion of the 2011 through 2014 capital expenditures in excess of adopted amounts and $56 million (before the tax impact of $23 million) for the Utility's estimate of 2015 through 2018 capital expenditures that are probable of exceeding authorized amounts. The pre-tax range of estimated costs is shown below. The offsetting tax impact for the low and high EPS guidance range is $77 million.

	2016
	Low EPS	High EPS
(in millions, pre-tax)	guidance	guidance
GT&S capital disallowance	$(190)	$(190)

(8)
"GT&S revenue timing impact" refers to the revenues that are expected to be recorded in excess of the 2016 authorized revenue requirements after the CPUC issues a final phase two decision in the 2015 GT&S rate case to address the allocation of the $850 million disallowance for safety-related work adopted in the San Bruno Penalty Decision. Due to the uncertainty regarding the revenue requirement the CPUC will ultimately adopt in the final phase two decision, the Utility will not be able to record a true-up of revenues under-collected since January 1, 2015 until after the final phase two decision is issued. In addition, accounting rules allow the Utility to recognize revenues in a given year only if they will be collected from customers within 24 months of the end of that year. Because the phase one decision directs the Utility to collect the difference between the adopted "interim" revenue requirements and the amounts previously collected in rates, retroactive to January 1, 2015, over a 36-month period, the Utility will complete recording the full true-up of under-collected revenues in 2017. The pre-tax range of estimated revenues is shown below. The offsetting tax impact for the low and high EPS guidance range is $143 million.

	2016
	Low EPS	High EPS
(in millions, pre-tax)	guidance	guidance
GT&S revenue timing impact	~ $350	~ $350

Actual financial results for 2016 may differ materially from the guidance provided.  For a discussion of the factors that may affect future results, see the Forward-Looking Statements.

PG&E Corporation's 2017 Earnings per Share ("EPS") Guidance

2017 EPS Guidance	Low		High
Estimated EPS on an Earnings from Operations Basis (1)		$3.55		$3.75
Estimated Items Impacting Comparability: (2)
Pipeline related expenses (3)		(0.14)		(0.09)
Legal and regulatory related expenses (4)		(0.05)		(0.01)
Fines and penalties (5)	~	(0.03)	~	(0.03)
Butte fire related costs, net of insurance (6)		-		-
GT&S revenue timing impact (7)	~	0.18	~	0.18
Estimated EPS on a GAAP Basis		$3.51		$3.80

All amounts presented in the table above are tax adjusted at PG&E Corporation's tax rate of 40.75 percent except for fines, which are not tax deductible.

(1)	"Earnings from operations" is a non-GAAP financial measure. See exhibit titled Use of Non-GAAP Financial Measures.

(2)
"Items impacting comparability" represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See exhibit titled Use of Non-GAAP Financial Measures.

(3)
"Pipeline related expenses" includes costs incurred to identify and remove encroachments from transmission pipeline rights-of-way. The pre-tax range of estimated costs is shown below. The offsetting tax impacts for the low and high EPS guidance range are $51 million and $33 million, respectively.

	2017
	Low EPS	High EPS
(in millions, pre-tax)	guidance	guidance
Pipeline related expenses	$(125)	$(80)

(4)
"Legal and regulatory related expenses" includes costs incurred in connection with various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications. The pre-tax range of estimated costs is shown below. The offsetting tax impacts for the low and high EPS guidance range are $16 million and $4 million, respectively.

	2017
	Low EPS	High EPS
(in millions, pre-tax)	guidance	guidance
Legal and regulatory related expenses	$(40)	$(10)

(5)
"Fines and penalties" includes estimated future fines and penalties resulting from various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications. Guidance is consistent with the estimated 2017 components of the $1.6 billion San Bruno Penalty Decision in the gas transmission pipeline investigations. Guidance does not include amounts for other potential future fines and penalties, including probable disallowances that will be imposed by the CPUC in its phase two decision of the 2015 GT&S rate case for prohibited ex parte communications. The pre-tax range of estimated costs is shown below. The offsetting tax impact for the low and high EPS guidance range is $12 million.

	2017
	Low EPS		High EPS
(in millions, pre-tax)	guidance		guidance
Charge for disallowed expense	~	$(30)	~	$(30)
GT&S ex parte disallowance		-		-
Fines and penalties	~	$(30)	~	$(30)

(6)
"Butte fire related costs, net of insurance" refers to estimated third-party claims and legal costs associated with the Butte fire, and any related insurance recovery. The Utility currently is unable to estimate the low and high end of the range for 2017.

2017
	Low EPS	High EPS
(in millions, pre-tax)	guidance	guidance
Butte fire related costs, net of insurance	$-	$-

(7)
"GT&S revenue timing impact" refers to the revenues that are expected to be recorded in excess of the 2017 authorized revenue requirements after the CPUC issues a final phase two decision in the 2015 GT&S rate case to address the allocation of the $850 million disallowance for safety-related work adopted in the San Bruno Penalty Decision. Due to the uncertainty regarding the revenue requirement the CPUC will ultimately adopt in the final phase two decision, the Utility will not be able to record a true-up of revenues under-collected since January 1, 2015 until after the final phase two decision is issued. In addition, accounting rules allow the Utility to recognize revenues in a given year only if they will be collected from customers within 24 months of the end of that year. Because the phase one decision directs the Utility to collect the difference between the adopted "interim" revenue requirements and the amounts previously collected in rates, retroactive to January 1, 2015, over a 36-month period, the Utility will complete recording the full true-up of under-collected revenues in 2017. The pre-tax range of estimated revenues is shown below. The offsetting tax impact for the low and high EPS guidance range is $65 million.

	2017
	Low EPS	High EPS
(in millions, pre-tax)	guidance	guidance
GT&S revenue timing impact	~ $160	~ $160

Actual financial results for 2017 may differ materially from the guidance provided.  For a discussion of the factors that may affect future results, see the Forward-Looking Statements.

Use of Non-GAAP Financial Measures
PG&E Corporation and Pacific Gas and Electric Company

PG&E Corporation discloses historical financial results and provides guidance based on "earnings from operations" in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability.

"Earnings from operations" is a non-GAAP financial measure and is calculated as income available for common shareholders less items impacting comparability.  "Items impacting comparability" represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods, including certain pipeline related expenses, certain legal and regulatory related expenses, fines and penalties, Butte fire related costs, impacts of the 2015 GT&S rate case, and insurance recoveries for natural gas matters.  PG&E Corporation uses earnings from operations to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation.  PG&E Corporation believes that earnings from operations provide additional insight into the underlying trends of the business allowing for a better comparison against historical results and expectations for future performance.

Earnings from operations are not a substitute or alternative for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.